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                                                                    EXHIBIT 99.2

FORM 10 - K/A

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN

                                  ANNUAL REPORT

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

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                         REPORT OF INDEPENDENT AUDITORS

To the Participants and Administrator of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan (the "Plan") at December 31, 2002 and 2001, and the changes in net assets available for benefits for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets (Held at End of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

June 20, 2003

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                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENTS PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 2002 AND 2001

                                                         2002                   2001
                                                     ------------           -----------
Investments at fair value                            $ 15,670,683           $18,531,285
Employee contributions receivable                          58,191                96,828
                                                     ------------           -----------
Net assets available for benefits                    $ 15,728,874           $18,628,113
                                                     ============           ===========

         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL
                                  STATEMENTS.

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                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       FOR THE YEAR ENDED DECEMBER 31,2002

                                                         2002
                                                     ------------
Employee contributions                               $    761,011

Investment income:
        Interest and dividend income                      401,240
        Net appreciation (depreciation) in fair
              value of investments                     (2,461,385)
                                                     ------------
                                                       (2,060,145)
        Transfers                                          87,786
                                                     ------------
              Total net deductions                     (1,211,348)
        Participants' benefits paid                    (1,687,891)
                                                     ------------
Increase (decrease) in net assets                      (2,899,239)
Net assets available for benefits
        Beginning of year                              18,628,113
                                                     ------------
        End of year                                  $ 15,728,874
                                                     ============

         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL
                                  STATEMENTS.

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES:

The financial statements of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan (the Plan) have been prepared in conformity with generally accepted accounting principles. The following are the significant accounting policies followed by the Plan:

ACCOUNTING METHOD

The financial statements of the Plan use the accrual method of accounting.

USE OF ESTIMATES

The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires management to make significant estimates that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

RISKS AND UNCERTAINTIES

The Plan provides for various investment options in any combination of mutual funds and other investment securities. These investments are exposed to various risks, such as interest rate, market, and credit risk. It is at least reasonably possible that changes in risks, in the near term, would materially affect participant account balances and the amounts reported in the statement of net assets available for benefits during the reporting period.

INVESTMENTS

Investments in funds managed by Fidelity Management Trust Company (Fidelity) and RTI International Metals, Inc. common stock are valued at fair market value based on published quotations. Security transactions are recorded as of the trade date. Participant loans receivable are stated at net realizable value (total borrowings less repaid principal).

Investments greater than 5% of the net assets available for benefits as of the end of the Plan year are as follows:

                                                        2002                2001
                                                        ----                ----
Fidelity Magellan Fund                               $5,731,333         $ 7,869,444
Fidelity Managed Income Portfolio                     5,296,714           4,488,836
Fidelity Growth and Income Fund                         931,289           1,185,296
RTI International Metals, Inc. Common Stock             856,885           1,762,337
Spartan U.S. Equity Index Fund                          850,578           1,241,577

During 2002, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value by $2,461,385 as follows:

                                                         2002
                                                         ----
Mutual funds                                         $(2,591,878)
Common stock                                             130,493
                                                     -----------
                                                     $(2,461,385)
                                                     ===========

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NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

The Plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of investments, which consists of realized gains and losses from sales of investments and the unrealized appreciation and depreciation in the fair value of its investments.

FUNDING

The Plan is funded by contributions from participating employees of RMI Titanium Company (the "Company"). The costs of administering the Plan and the trust are borne by the Company.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

NOTE 2 - DESCRIPTION OF PLAN:

GENERAL

The Company is the Plan sponsor. The Company is a successor to entities that have been operating in the titanium industry since 1951.

The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions. Reference should be made to the Plan agreement for additional information concerning contributions, eligibility, income allocation, withdrawals and other important features of the Plan.

The Plan is a defined contribution plan covering full-time union represented employees who are at least 21 years of age, have completed three months of service, and are hourly employees of RMI Titanium Company covered by the collective bargaining agreement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

Participants may contribute from 1% to 25% of their salaries through payroll deductions. Contributions are subject to limitations specified in the Internal Revenue Code (IRC). Contributions are directed by the participants into any one or all of the investment options. Changes in allocation of future contributions and transfers of presently invested contributions are permitted pursuant to the Plan document. Participants may change their elections of investment funds by calling the recordkeeper directly. Participants are 100% vested in their accounts at all times.

PAYMENT OF BENEFITS

Participants or their beneficiaries are entitled to the full current value of their account in the Plan upon:

          -  Retirement;

          -  Termination of employment with the Company: or

          -  Death

Participants may also make written application for withdrawal of all or a portion of their account balance for certain limited situations qualifying as financial hardships under Internal Revenue Service (IRS) guidelines in effect at the time of the withdrawal.

PARTICIPANT LOANS RECEIVABLE

Loans are available to all participants subject to provisions set forth in the Plan document. Participants may borrow from their accounts a minimum of $1,000 up to a maximum equal to 50% of the existing account balance not to exceed $50,000 in any 12-month period. Loans are treated as a transfer (from) the investment fund to the Participant Loans Receivable fund. Loan repayment terms range from one month to five years and are secured by the balance in the participant's account. Loans bear interest at a rate commensurate with the current market rate when made. Loans made in 2002 and 2001 bear interest at 6.75% and 8.75%, respectively. Interest rates on previous loans range from 8.75% to 15.00%. Principal and interest are paid ratably through monthly payroll deductions. Repayments are transfers to the investment funds (from) the Participant Loans Receivable fund. Loan terms and repayment policies are designed to be in compliance with the requirements of section 401(k) of the IRC.

TRANSFERS

Transfers represent transfers from or (to) other plans.

ADMINISTRATION

The Plan is administered by the Company's Retirement Board (the
"Administrator"). The Board establishes the rules and procedures and interprets the provisions of the Plan. Administrative expenses of the Plan, including legal and audit fees, are paid by the Company and, as such, are not expenses of the Plan.

TERMINATION PROVISION

The Company anticipates the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time subject to the provisions of the collective bargaining agreement. In the event that such discontinuance results in the termination of the Plan, the Plan provides that each participant shall be fully vested in his or her individual account which includes earnings on the participant's contributions. The individual accounts of the participants shall continue to be administered by the Administrator, or be distributed in a lump sum to the participants, as deemed appropriate by the Administrator.

NOTE 3 - INCOME TAXES:

The IRS has determined and informed the Company by a letter dated April 30, 1996, that the Plan and related trust are designed in accordance with the applicable sections of the IRC. The Plan has been amended and restated since receiving the determination letter; however, the Administrator believes that the Plan is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan financial statements.

NOTE 4 - RECORDKEEPING

Individual participant account balances, allocations and investment options are maintained by Fidelity Investments Institutional Operations Company, Inc., based on enrollment and payroll information supplied by the Company.

NOTE 5 - RELATED PARTY TRANSACTIONS

Certain investments of the Plan are managed by Fidelity, the trustee of the Plan. The Plan also invests in common stock of the Company. These represent party-in-interest transactions.


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                               SCHEDULE H, LINE 4i
                               SCHEDULE OF ASSETS
                              (HELD AT END OF YEAR)
                              RMI TITANIUM COMPANY
               BARGAINING UNIT EMPLOYEES SAVINGS INVESTMENTS PLAN
                                DECEMBER 31, 2002
                           EIN: 31-0875005, PLAN#: 006

                                                                                                            CURRENT
          IDENTITY OF ISSUE                           DESCRIPTION OF INVESTMENT                              VALUE
*  Fidelity Magellan Fund                       Mutual Fund                                              $  5,731,333

*  Fidelity Growth and Income Fund              Mutual Fund                                                   931,289

*  Fidelity Low Priced Stock Fund               Mutual Fund                                                   457,565

*  Fidelity Worldwide Fund                      Mutual Fund                                                   323,643

*  Fidelity Mid-Cap Stock Fund                  Mutual Fund                                                     9,092

*  Fidelity Freedom Income Fund                 Mutual Fund                                                     5,126

*  Fidelity Freedom 2010 Fund                   Mutual Fund                                                   138,790

*  Fidelity Freedom 2020 Fund                   Mutual Fund                                                    62,476

*  Fidelity Freedom 2030 Fund                   Mutual Fund                                                     2,889

*  Fidelity Managed Income Portfolio            Mutual Fund                                                 5,296,714

*  Spartan U.S. Equity Index Fund               Mutual Fund                                                   850,578

*  Fidelity Ginnie Mae Fund                     Mutual Fund                                                   181,957

*  FMTC Institutional Money Market Fund         Cash and cash equivalent                                       73,287

*  RMI Titanium Company Stock Account           Common Stock                                                  856,885

*  Participant Loans Receivable                 Interest Rates High 15.00%, Low 6.75%                         749,059

                                                                                                         ------------
                                                                                                TOTAL:   $ 15,670,683
                                                                                                         ============

                           * DENOTES PARTY-IN-INTEREST